UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 19, 2007

SUN BANCORP, INC.
(Exact name of registrant as specified in its charter)

New Jersey	0-20957	52-1382541
(State or other jurisdiction	(SEC Commission	(I.R.S. Employer
of incorporation)	File No.)	Identification No)

226 Landis Avenue, Vineland, New Jersey		08360
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:		(856) 691 - 7700

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

SUN BANCORP, INC.

INFORMATION TO BE INCLUDED IN REPORT

Item 2.02    Results of Operations and Financial Condition

On April 19, 2007, the Registrant issued a press release to report first quarter 2007 earnings per share.  A copy of the press release is furnished with this Form 8-K as an exhibit and incorporated by reference herein.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On April 19, 2007, the Registrant issued $10 million in aggregate liquidation amount of trust preferred securities (the “Securities”) in a pooled trust preferred transaction. The proceeds from the issuance of the Securities was used in part to redeem $20 million aggregate liquidation amount of previously issued trust preferred securities of the Registrant which will be redeemed on April 22, 2007.

The term of Securities is 30 years. Distributions on the Securities are cumulative and will be payable quarterly during the 5-year No-Call Period at a fixed rate equal to 6.428% and thereafter at a floating rate of the 4-month LIBOR plus 1.53%. The Securities are redeemable at any time after five years from issuance at par and without penalty, and may be redeemed earlier following the occurrence of specified Special Events. In each case, the right of the Registrant to redeem the Notes, and thereby to cause the redemption of the Securities, will be subject to the Registrant’s receipt of prior approval from the Federal Reserve, if then required under applicable capital guidelines or policies of the Federal Reserve. The Registrant has the ability to defer interest payments on the Securities for up to 20 consecutive quarterly periods (5 years), provided that there is no event of default. The required notification period for such deferral will be 15 business days or shorter. Interest on the Securities will accrue during the extension period, and all accrued principal and interest must be paid at the end of each extension period. During a deferral period, the Registrant may not, except in certain limited circumstances described in the Indenture, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Registrant’s capital stock or (ii) make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Registrant that rank pari passu in all respects with or junior in interest to the Notes.

Item 9.01    Financial Statements and Exhibits

(d)   Exhibits:

99    Press Release dated April 19, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

SUN BANCORP, INC.

Date: April 19, 2007	/s/ Dan A. Chila
Dan A. Chila
Executive Vice President and
Chief Financial Officer